Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	JURISDICTION OF INCORPORATION

Aspect Medical Systems International B.V. Aspect Medical Systems UK Limited	The Netherlands United Kingdom